DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT is made and entered into as of this 21 day of October, 2015, by and between HAVIS, INC., a corporation formed and existing under the laws of the Commonwealth of Pennsylvania, with its principal place of business at 75 Jacksonville Road, Warminster, Pennsylvania 18974 (hereinafter referred to as “Havis”), and UAS DRONE CORP., a corporation formed and existing under the laws of the State of Delaware, with a principal place of business at 420 Royal Palm Way, Palm Beach, Florida  33480 (hereinafter referred to as “UAS”).

ARTICLE 1 RECITALS

THIS AGREEMENT is made with reference to and based upon the following facts and understandings:

1.1

Havis is engaged, among other things, in the business of manufacturing, distributing within the United States and exporting throughout the world certain equipment for use by police departments and law enforcement agencies.

1.2

UAS is engaged in the design and marketing of unmanned aerial vehicles.

1.3

Havis and UAS are desirous of entering into a business relationship with each other whereby during the "Term" (as defined elsewhere herein) of this Agreement, Havis shall market distribute and sell to police departments, law enforcement agencies and other prospective purchasers in the law enforcement sector (collectively, the “Customers”), certain unmanned aerial vehicles (“UAV”) developed by the parties pursuant to a Manufacturing Agreement entered this date (a copy of which is attached hereto and made a part hereof), and which are defined therein and referred to in this Agreement as “Commercial Systems”. For purpose of clarity, Commercial Systems refer to the hardware and components of the UAV including the autopilot and flight planning software, but does not include software to capture, deliver, store, manipulate, integrate or otherwise utilize data from the UAV, the latter of which is the responsibility of UAS. Commercial Systems may be multi-rotor, fixed wing or other aerial platforms determined by the parties.

NOW, THEREFORE, in consideration of the mutually valuable promises, representations, warranties, conditions and restrictions contained herein or referred to herein either as recitals or attachments hereto, the parties hereto hereby agree as follows:

ARTICLE 2 DISTRIBUTORSHIP

2.1

Appointment. Subject to the terms and conditions of this Agreement, UAS hereby appoints Havis as its exclusive distributor of the Commercial System to Customers in the United States (the “Territory”), and Havis accepts said appointment as follows:

A.

This appointment will endure and survive any change in control or ownership of UAS. A “change in control” shall include the sale of substantially all of the companies' assets or the sale, exchange or other disposition of at least fifty percent (50%) of the outstanding shares of stock of UAS.

B.

Commercial Systems shall be branded with the Havis name and such marks as Havis determines are necessary and appropriate and UAS reasonably approves.

C.

Havis shall not establish a branch for, maintain a distribution warehouse for, advertise or send salesman, to promote the Commercial System outside the Territory unless such territory is covered by other agreements between UAS with Havis. Havis shall, however, transmit all inquiries it might receive concerning the Commercial System from outside the Territory to UAS and may be entitled additional compensation upon terms mutually agreeable to the parties.

D.

UAS may, from time to time direct a Customer from outside the Territory to place an order for the Commercial System with Havis, and Havis shall comply with such orders whenever practicable. In such an event, UAS and/or the customer shall pay Havis for such Commercial System at Havis’s standard prices therefor in the Territory and whatever extra costs (i.e., shipment, extra services) as Havis may reasonably incur thereby.

E.

Havis may sell Commercial Systems to parties who are not defined Customers on a non-exclusive basis with UAS’s reasonable written approval.

2.2

Exclusivity.

A.

Provided Havis is not in breach of this Agreement, UAS shall not appoint any other person or entity to import, distribute and/or sell the Commercial System to Customers in the Territory during the Term of this Agreement. UAS represents and warrants that it has not granted to any other person any right to purchase or distribute Commercial System in the Territory otherwise than is permitted in this Agreement during the term of this Agreement.

B.

Provided UAS is not in breach of this Agreement, Havis shall not distribute and/or sell to Customers in the Territory unmanned aerial systems other than those manufactured or supplied by UAS during the Term of this Agreement.

2.3

Term. Unless terminated earlier as provided elsewhere herein, the Term of this Agreement shall be for a period of five (5) years, commencing on October 21, , 2015, and ending on October 31, 2020. Thereafter, the Term shall be automatically extended for successive three (3) year terms (hereinafter referred to as the “Additional Term(s)”), unless either party hereto elects not to extend the Term or any Additional Term. Such election not to extend the Term or any Additional Term shall be a right of each party hereto and neither party hereto shall be obligated to extend the Term or any Additional Term. In the event either party hereto elects not to extend the Term or any Additional Term, it shall give the other party a written notice thereof at least one hundred and eighty (180) days prior to the end of the Term or the then-current Additional Term.

2.4

Territory. The Territory shall be the United States and its possessions.

2.5

Independent Contractor. The relationship between the parties hereto to be established pursuant to this Agreement shall not be that of a principal and an agent; it shall be that of a seller and buyer and of a manufacturer and its customer.  Consequently, Havis shall not conclude or make any promise, agreement, representation, warranty or commitment to any third party which binds, obligates or otherwise exposes UAS to any third party in any manner not permitted hereunder, nor shall Havis otherwise act in the name of or on the behalf of UAS, except as expressly or implicitly permitted herein or in writing by an officer of UAS.

ARTICLE 3 OPERATIONS

3.1

Purchases.

A.

Purchase Price. The price at which Havis shall be entitled to purchase the Commercial Systems from UAS shall be mutually agreed upon by the parties and shall include manufacturing costs, negotiated overhead (including training programs), research and development, and general and administrative rates for UAS.

B.

Notwithstanding Subparagraph A, UAS agrees that, in its sole and nonreviewable discretion, in exceptional sales circumstances, it will provide Havis an additional discount to secure a sale; Havis agrees that it may provide documentation to justify the need for the additional discount.

C.

Payment terms on all invoices, including invoices for Commercial Systems purchased prior to this Agreement, shall be net thirty (30) days.

3.2

Samples. UAS will provide Havis with a reasonable number of samples of the Commercial System for demonstrating and testing purposes.

3.3

Joint Responsibilities. The parties shall work cooperatively and shall be jointly responsible for the following, which shall be agreed to in writing, including budget and responsible party, prior to any sale under this Agreement:

A.

Development and production of marketing materials, web sites, videos, trade show displays and attendance, and other marketing materials and advertising for the Commercial Systems;

B.

Development and production of operating manuals and systems for customer support;

C.

Development of an operator training program;

D.

Development of a commercial system support program and policies to address training, customer questions and complaints, repairs, etc.

E.

Development of a warranty policy and program.

F.

Development of an insurance and risk mitigation program.

3.4

Responsibilities of Havis.  Havis agrees:

A.

To appoint and engage such dealers, distributors, and re-seller parties as it deems necessary and appropriate to maximize sales of the Commercial Systems;

B.

To lead all dealer, distributor, and re-seller training programs, including providing qualified operational and safety instructors for such purposes; provided, however, that UAS may also conduct training demonstrations to such dealers, distributors and resellers, and at such times, as the parties shall mutually agree.

3.5

Responsibilities of UAS. UAS agrees:

A.

To assign a Commercial System manager/specialist who will serve as the liaison between the Havis sales force and UAS. Havis agrees to provide sufficient Commercial System training to all sales personnel, and UAS agrees to assist in such training;

B.

To provide technical training to Havis personnel;

                              C.        To contract directly with Customers for service contracts for software and data management provided through or in conjunction with the Commercial Systems.

3.6

Title. The ownership of, legal title to, risk of loss of, right to possession of and all property rights in the Commercial System sold to Havis hereunder shall pass from UAS to Havis F.O.B. Pennsylvania.  The term F.O.B. hereunder shall be interpreted in accordance with the Uniform Commercial Code of the Commonwealth of Pennsylvania.

3.7

Inspection. Havis shall be entitled to inspect each shipment of the Commercial System it receives from UAS per written acceptance procedures to be reasonably agreed by the parties prior to initial sales.

3.8

Sales Goals. Havis will provide UAS with a monthly forecast of purchases. Havis and UAS shall review forecasts and sales goals on a quarterly basis. Havis’s responsibility is to maximize sales of Commercial Systems in the Territory.  Commencing on the first year anniversary of the commencement of Havis’s sales of Commercial Systems to Customers, provided the FAA has established final rules for the operation of commercial drones, the parties shall establish reasonable sales quotas on a quarterly basis which must be met for Havis to maintain exclusivity per Section 2.2(A) above.  These quotas will be re-evaluated and established on an annual basis based on historical sales and good faith projections of market growth and other relevant factors.

3.9

Certifications. UAS shall apply for and obtain appropriate and applicable governmental and/or industry approvals, consents, authorizations, clearances or certifications with respect to operating and demonstration of the Commercial Systems at UAS's own expense. Havis shall provide reasonable assistance therefor to UAS. To the extent that certification of Customers to operate the Commercial Systems under an FAA 333 exemption and/or COA is either required or determined by the parties to be a useful service to provide Customers, UAS shall establish the necessary infrastructure or third party contractors to provide such added services to Customers for additional fees.

3.10

Repurchase. Upon expiration or termination of this Agreement, UAS shall repurchase any or all merchantable inventory of the Commercial System on hand with Havis at the prices paid for them hereunder by Havis to UAS. To the extent UAS fails to repurchase the Commercial System on hand with Havis within thirty (30) days after the expiration or termination of this Agreement, Havis shall be entitled to dispose of the Commercial

System in its ordinary course of business after the effective date of termination or expiration of this Agreement.

3.11

Indemnification.

A.

Both parties shall indemnify, defend and hold harmless the other party (and its respective directors, officers, employees, affiliates and assigns) from and against all losses, damages, expenses (including court costs, reasonable attorneys' fees, interest, expenses and amounts paid in compromise or settlement), suits, actions, claims, penalties, liabilities or obligations related to, caused by or arising from or on account of the second party’s failure to comply with any covenant or provision of this Agreement.  In addition, in the event the first party incurs any expense, loss or any other liability through no fault of its own as a result of or in connection with any claim or action by a third party that the Commercial System (including UAS's trademarks therefor, if any) infringe upon proprietary rights of such third party in the Territory, UAS shall indemnify and hold Havis harmless from and against such third party liability. This obligation of UAS shall survive the expiration or termination of this Agreement.

B.

Promptly after receipt by any person entitled to indemnification under this Section 3.11 (an "indemnified party") of notice of the commencement of any action in respect of which the indemnified party will seek indemnification hereunder, the indemnified party shall notify each person that is obligated to provide such indemnification (an "indemnifying party") thereof in writing but any failure to so notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party other than under this Section 3.11. The indemnifying party shall be entitled to participate in the defense of such action provided that within fifteen (15) days after receipt of such written notice, the indemnifying party confirms in writing its responsibility therefor and reasonably demonstrates that it will be able to pay the full amount of potential liability in connection with any such claim, to assume control of such defense with counsel reasonably satisfactory to such indemnified party; provided, however, that:

(1)

the indemnified party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

(2)

the indemnifying party shall obtain the prior written approval of the indemnified party before entering into any settlement of such claim or ceasing to defend against such claim, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the indemnified party;

(3)

no indemnifying party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each indemnified party of a release from all liability in respect of such claim; and

After written notice by the indemnifying party to the indemnified party of its election to assume control of the defense of any such action, the indemnifying party shall not be liable to such indemnified party hereunder for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof. If the indemnifying party does not assume control of the defense of such claim as provided in this Section 3.11(b), the indemnified party shall have the right to defend such claim in such manner as it may deem appropriate at the cost and expense of the indemnifying party, and the indemnifying party will promptly reimburse the indemnified party therefor in accordance with this Section 3.11. The reimbursement of fees, costs and expenses required by this Section 3.11 shall be made by periodic payments during the course of the investigations or defense, as and when bills are received or expenses incurred.

C.

In the event that the indemnifying party shall be obligated to indemnify the indemnified party pursuant to this Section 3.11, the indemnifying party shall, upon payment of such indemnity in full, be subrogated to all rights of the indemnified party with respect to the claims to which such indemnification relates.

3.12

Confidentiality.  Havis and UAS each acknowledge that in the course of performing their respective obligations under this Agreement, they and their employees, agents or consultants may be supplied with or obtain confidential and proprietary material and information concerning the other's business, including, without limitation, information concerning pricing, marketing, customers and suppliers. All such information (except for information already in the public domain or documented in the files of the non-disclosing party at the time of disclosure, or which subsequently becomes available to the public without any breach of this Section, and except for disclosures permitted in this Agreement) shall be held in strictest confidence and may not be disclosed to any third party without the prior written consent of the party to which such information belongs. Each party will take reasonable precautions including, without limitation, all precautions it takes to protect its own confidential information, to prevent any disclosure of the other's confidential information in violation of this Section. Each party may, after prior written notice to the other, disclose information on an "as needed" basis to any third party when necessary to perform its obligations hereunder, and to its lenders, accountants or lawyers; provided, however, that prior to such disclosure each person to whom disclosure will be made agrees in writing to maintain the confidentiality of such information. The obligations of each party under this Section shall survive the termination by any party of this Agreement. Havis and UAS agree that in the event of a breach of the obligations imposed by this Section, damages may not be an adequate remedy and either party shall be entitled to injunctive relief to restrain any such breach, threatened or actual.

ARTICLE 4 TERMINATION

4.1

Reasons for Termination. This Agreement may be terminated as follows:

A.

Upon delivery of notice of termination of this Agreement as provided in Section 2.3 hereof;

B.

At any time upon mutual consent in writing;

C.

Upon notice by either party in the event of a breach (other than a breach or event included within subsections D or E below) by the other party of its obligations under this Agreement which remains uncorrected for sixty (60) days after written notice of such breach is given to the breaching party;

D.

By either party upon written notice of any proceeding in bankruptcy, reorganization, receivership, trusteeship or any other proceeding under law for the relief of debtors, shall be instituted respecting the other party or if the party shall have made an assignment in writing its inability to pay its debts generally as they become due or if the other party ceases to function as a going concern or fails to conduct its operations in the normal course of business;

E.

By either party upon the liquidation, termination or dissolution of the other party.

4.2

Rights and Obligations Upon Termination.

A.

Upon termination, all rights granted to Havis under or pursuant to this Agreement shall immediately cease, except as otherwise specifically provided in this Section 4.2, and the provisions which are expressed to survive this Agreement or to apply notwithstanding termination hereof shall be strictly observed by Havis.

B.

Upon termination of this Agreement, UAS shall honor all orders received and accepted by Havis prior to termination.

C.

Upon termination, Havis shall remove all signs and cease using all advertising materials relating to any of the Commercial System or to UAS and shall cease all conduct which might cause anyone to believe that Havis is authorized to sell the Commercial System.

ARTICLE 5 MISCELLANEOUS

5.1

Force Majeure. No party to this Agreement shall be liable in any manner whatsoever for its failure to perform its obligations under this Agreement due to events beyond its reasonable control, including, but not limited to, strikes, lockouts, disagreements between management and labor, riots, wars, fire, acts of God, inability to obtain raw materials or transportation facilities, breakage of machinery or apparatus, acts in compliance with any law, regulation or order (whether valid or invalid) of the United States of America or any state thereof or any other governmental body or instrumentality thereof, vis major or any such other cause or causes. The party affected by any such condition shall use every reasonable effort to eliminate or correct the cause preventing performance and to resume performance hereunder as soon as possible.

5.2

Captions. All captions are inserted in this Agreement for convenience and shall not be utilized in construing this Agreement.

5.3

Notices.

A.

All notices, consents, demands or other communications required or permitted to be given pursuant to or in connection with this Agreement shall be in writing and shall be deemed sufficiently given when delivered personally, telexed, telecopied or cabled to the appropriate location or number specified below, or ten (10) business days after mailing if mailed, postage prepaid, registered or certified airmail, addressed as follows:

HAVIS:

Havis Inc.

75 Jacksonville Road

Warminster, PA 18974

Copy to:

Timoney Knox, LLP

Attn: Michael O'Hara Peale, Jr., Esq.

400 Maryland Drive

Fort Washington, PA 19034

Fax: (215) 646-0379

UAS:

UAS Drone Corp.

Attn: Christopher Nelson, Director

420 Royal Palm Way

Palm Beach, FL  33480

chris@uasdronecorp.com

305-439-5559

Copy to:

Branden Burningham, Esq

455 East 500 South, Suite 205

Salt Lake City, Utah  84111

Phone:  801-363-7411

Fax:  801-355-7126

www.burninglaw.com

Any party may change its address or number by notifying the others in writing thereof.

5.4

Savings Clause. If any term or provisions of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, then the remainder of this Agreement or the application of such term or provision to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

5.5

Counterparts and Multiples. This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original, and all such counterparts, when taken together, shall constitute but one and the same instrument.

5.6

Governing Law. This Agreement shall be governed by and enforced in accordance with the substantive and procedural law of the Commonwealth of Pennsylvania.

5.7

Arbitration.  Any controversy or claim arising out of this Agreement shall be decided finally by a panel of three arbitrators in an arbitration proceeding conducted in accordance with the rules of commercial arbitration of the American Arbitration Association. The arbitrators shall be appointed as follows: one by Havis, one by UAS, and the third by the first two arbitrators, or if they cannot agree, then a third arbitrator shall be appointed by the American Arbitration Association. The third arbitrator shall serve as the chairman of the panel and shall be neutral and unbiased. Any hearing shall take place in Bucks County, Pennsylvania. The decision of a majority of the arbitrators shall be final and conclusively binding upon the parties and shall be nonappealable, except in accordance with the foregoing rules. Judgment upon the award of the arbitrators may be entered in any court of competent jurisdiction. Each party shall bear the fees and expenses of its arbitrator, counsel and witnesses, and the parties shall share equally the fees and expenses of the third arbitrator. The costs of the arbitration proceeding shall be as determined in the award of the arbitrators, or in the absence thereof, shared equally by the parties.

5.8

Waivers and Modifications. No waiver shall be deemed to be made by any party hereto or of any of the rights of a party hereto unless the same shall be in writing, and this Agreement shall not be changed or modified in any respect, except by a writing signed by the parties hereto.

5.9

Waiver of Breach. Any waiver by either party hereto of the breach of any of the terms of this Agreement by the other party hereto shall not operate as or be construed as a waiver of any subsequent breach.

5.10

Entire Understanding. This Agreement, together with all agreements, documents and other instruments attached or to be attached hereto, sets forth the entire understanding between the parties hereto with regard to the subject matter of this Agreement, there being no terms, conditions, warranties or representations other than those contained herein or attached hereto.

5.11

Survival. All representations, warranties, covenants, conditions and agreements, whether expressed herein or as a part of the recitals hereto or as part of the attachments hereto, of the parties hereto contained in this Agreement shall survive execution of this Agreement.

5.12

Conflict. In the event any of the express terms and conditions of this Agreement conflict with those of any of the attachments hereto, those of this Agreement shall prevail and be deemed controlling, unless otherwise provided herein.

5.13

Implementation. Each of the parties hereto mutually agree and covenant to promptly execute and deliver, or cause to be executed and delivered, to the other party, such documents or instruments, in addition to those required by this Agreement, as the other party may reasonably deem necessary or desirable to carry out or implement any provision of this Agreement.

5.14

Assignment. Neither party shall assign its rights or duties under this Agreement to any other person, except to a purchaser of substantially all of its assets.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and at the place indicated hereinbelow.

ATTEST:

HAVIS INC.

By:_/s/Chris Bernert______________________

By: /s/Joseph P. Bernert

Secretary

Joseph P. Bernert, President

On:  _____________________________

At:  ______________________________

UAS DRONE CORP.

_/s/David Sweeney________________________

By: /s/ Christoher Nelson

Secretary

Christopher Nelson, Director

On:  ______________________________

At:  _______________________________